UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 7, 2026

Date of Report

(Date of earliest event reported)

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105

(Address of principal executive offices, including Zip Code)

(626) 304-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity Offering

On January 7, 2026, Arrowhead Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”), to issue and sell 3,100,776 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a public offering price of $64.50 per share or, in lieu of shares of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,550,387 shares of Common Stock, at a public offering price of $64.499, which represents the per share public offering price for the common stock less the $0.001 per share exercise price for each Pre-Funded Warrant (the “Equity Offering”).

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

In addition, the Company granted the Equity Underwriters a 30-day option to purchase up to an additional 456,116 shares of Common Stock, on the same terms and conditions, which the Equity Underwriters exercised in full on January 8, 2026. The net proceeds from the Equity Offering are expected to be approximately $216.6 million, after deducting customary underwriting discounts and offering expenses.

The shares of Common Stock and the Pre-Funded Warrants described above are offered pursuant to an automatic shelf registration statement (File No. 333-292061) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 11, 2025. A final prospectus supplement dated January 7, 2026 relating to and describing the terms of the Equity Offering was filed with the SEC on January 8, 2026.

The Equity Offering is expected to close on January 9, 2026, subject to customary closing conditions.

In the Equity Underwriting Agreement, the Company agreed to indemnify the Equity Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Equity Underwriters may be required to make because of such liabilities.

A copy of the Equity Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibit 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Equity Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of Common Stock and the Pre-Funded Warrants in the Equity Offering is filed herewith as Exhibit 5.1.

Notes Offering

On January 7, 2026, the Company entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Convertible Notes Underwriters”), to issue and sell (the “Convertible Notes Offering”) $625,000,000 aggregate principal amount of its 0.00% convertible senior notes due 2032 (the “Convertible Notes”).

In addition, the Company granted the Convertible Notes Underwriters a 30-day option to purchase up to an additional $75,000,000 aggregate principal amount of Convertible Notes, solely to cover over-allotments in the Convertible Notes Offering, which the Convertible Notes Underwriters exercised in full on January 8, 2026. The net proceeds from the Convertible Notes Offering are expected to be approximately $681.3 million, after deducting customary underwriting discounts and offering expenses.

The Convertible Notes are offered pursuant to an automatic shelf registration statement (File No. 333-292061) filed with the SEC on December 11, 2025. A final prospectus supplement dated January 7, 2026 relating to and describing the terms of the Convertible Notes Offering was filed with the SEC on January 8, 2026.

The Convertible Notes Offering is expected to close on January 12, 2026, subject to customary closing conditions.

In the Convertible Notes Underwriting Agreement, the Company agreed to indemnify the Convertible Notes Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute payments that the Convertible Notes Underwriters may be required to make because of such liabilities.

A copy of the Convertible Notes Underwriting Agreement is filed as Exhibit 1.2 and is incorporated herein by reference. The foregoing description of the Convertible Notes Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On January 7, 2026, the Company issued a press release announcing that it priced the Equity Offering and the Convertible Notes Offering. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Underwriting Agreement, dated as of January 7, 2026, between Arrowhead Pharmaceuticals, Inc. and the representatives of the underwriters named therein.

1.2	Convertible Notes Underwriting Agreement, dated as of January 7, 2026, between Arrowhead Pharmaceuticals, Inc. and the representatives of the underwriters named therein.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

99.1	Press release dated January 7, 2026

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	ARROWHEAD PHARMACEUTICALS, INC.

	By:	/s/ Daniel Apel
Daniel Apel
Chief Financial Officer